UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2007

GENERAL MILLS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01185	41-0274440
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard Minneapolis, Minnesota (Mail: P.O. Box 1113)		55426 (Mail: 55440)
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 9, 2007, General Mills, Inc. (the “Company”) entered into an amendment to its Five-Year Credit Agreement, dated as of October 21, 2005 (the “2005 Credit Agreement”), among the Company, the several financial institutions from time to time party to the agreement and JPMorgan Chase Bank, N.A., as Administrative Agent. Amendment No. 1 to Five-Year Credit Agreement, dated as of October 9, 2007, is filed as Exhibit 10.1 hereto and is incorporated by reference herein. Several parties to the 2005 Credit Agreement are also parties to the Company’s other credit facilities.

Item 1.02	Termination of a Material Definitive Agreement.

On October 9, 2007, the Company terminated its (i) Five-Year Credit Agreement, dated as of January 20, 2004 (the “2004 Credit Agreement”), among the Company, the several financial institutions from time to time party to the Agreement and JPMorgan Chase Bank, as Administrative Agent and (ii) Amended and Restated Credit Agreement, dated as of October 17, 2006 (the “2006 Credit Agreement”), among the Company, the several financial institutions from time to time party to the agreement and Citibank, N.A., as Administrative Agent. The 2004 Credit Agreement provided $750 million of revolving credit to the Company and was scheduled to expire in January 2009. The 2006 Credit Agreement provided $1.1 billion of revolving credit to the Company and was scheduled to expire in October 2007. Several parties to the 2004 Credit Agreement and the 2006 Credit Agreement are also parties to the Company’s other credit facilities. The Company terminated the 2004 Credit Agreement and the 2006 Credit Agreement as a condition to closing the 2007 Credit Agreement (as defined below).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 9, 2007, the Company entered into a credit facility with an initial aggregate revolving commitment of $1.9 billion. The facility is scheduled to expire in October 2012.

The terms and conditions of the credit facility are set forth in the Five-Year Credit Agreement, dated as of October 9, 2007 (the “2007 Credit Agreement”), among the Company, the several financial institutions from time to time party to the agreement and JPMorgan Chase Bank, N.A., as Administrative Agent. A copy of the 2007 Credit Agreement is filed as Exhibit 10.2 hereto and is incorporated by reference herein. Several parties to the 2007 Credit Agreement are also parties to the Company’s other credit facilities.

On October 21, 2005, the Company entered into the 2005 Credit Agreement with an aggregate revolving commitment of $1.1 billion. The facility is scheduled to expire in October 2010. The 2005 Credit Agreement is included as Exhibit 10.3 hereto.

Item 8.01	Other Events.

On October 15, 2007, the Company and an affiliate of Lehman Brothers Holdings, Inc. (“Lehman Brothers”) settled the forward purchase contract established between the parties in October 2004 in conjunction with the issuance by Lehman Brothers of $750 million of notes that were mandatorily exchangeable for shares of Company common stock. In settlement of that forward contract, the Company issued 14.3 million shares of common stock on October 15, 2007. The Company has received $750 million in cash from Lehman Brothers and intends to use these funds to pay down existing commercial paper.

In the first quarter of fiscal 2008, the Company repurchased 20.9 million shares of its common stock. After issuing 14.3 million shares to settle the forward contract, the Company continues to expect that the average number of diluted shares outstanding for the full 2008 fiscal year will be below the fiscal 2007 average.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1

Amendment No. 1, dated as of October 9, 2007, to Five-Year Credit Agreement, dated as of October 21, 2005, among General Mills, Inc., the several financial institutions from time to time party to the agreement and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2

Five-Year Credit Agreement, dated as of October 9, 2007, among General Mills, Inc., the several financial institutions from time to time party to the agreement and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3

Five-Year Credit Agreement, dated as of October 21, 2005, among General Mills, Inc., the several financial institutions from time to time party to the agreement and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed October 25, 2005).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   October 15, 2007

GENERAL MILLS, INC.

By:	/s/ Siri S. Marshall
Name: Siri S. Marshall Title: Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amendment No. 1, dated as of October 9, 2007, to Five-Year Credit Agreement, dated as of October 21, 2005, among General Mills, Inc., the several financial institutions from time to time party to the agreement and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2

Five-Year Credit Agreement, dated as of October 9, 2007, among General Mills, Inc., the several financial institutions from time to time party to the agreement and JPMorgan Chase Bank, N.A., as Administrative Agent.